EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Mainsource Financial Group, Inc., formerly known as Indiana United Bancorp (No. 33-45395) of our report, dated January 31, 2003, on the consolidated financial statements of MainSource Financial Group as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.


                                              /s/ Crowe, Chizek and Company LLP

Indianapolis, Indiana
March 28, 2003